UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

AMERICAN FARMLAND COMPANY

(exact name of registrant as specified in charter)

Maryland	001-37592	27-1088083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 East 53rd Street New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 484-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 17, 2015, wholly-owned subsidiaries (the “Buyers”) of American Farmland Company (the “Company”) entered into three binding purchase and sale agreements (the “Purchase and Sale Agreements”) with Sun Dial Farms, LLC and affiliates (the “Sellers”) to buy seven mature permanent crop farmland properties aggregating to 2,186 gross acres and 1,729 net plantable acres for a combined gross purchase price of $65 million, which the Company intends to pay out of cash on hand and borrowings. The farms are located across multiple counties in California, each with its own well(s) and surface water. Crops planted include almonds, lemons, mandarins and several other citrus varieties as well as prunes.

The Company has previously disclosed the strength and quality of its pipeline as well as its focus on a disciplined and opportunistic acquisition strategy. In entering into the Purchase and Sale Agreements, the Company believes it has taken an important and transformative step towards the growth of its business. The Company expects the acquisitions, if closed, to be accretive to Funds from Operations.

The acquisitions are expected to close in January 2016, subject to the satisfaction of due diligence and certain customary closing conditions.  The Company will be making deposits of $1.5 million within three business days of the effective date of the Purchase and Sale Agreements, which may be refunded to the Company if the closing does not occur for any reason other than a default by the applicable Buyer.

Upon closing, the Company will enter into separate participating leases with the Sellers. Leases for the farms planted with almonds will be for a term of four years (with a renewal option) consisting of both a fixed base rent, with annual escalators, as well as a formulaic revenue participation above a fixed threshold, with annual escalators. Leases for the farms planted with citrus will be for a term of five years (with a renewal option) consisting of both a fixed base rent, with annual escalators, as well as a formulaic revenue participation above a fixed threshold, with annual escalators. The tenants will be required, by lease, to obtain crop insurance for a minimum of 65% of the historical crop yield.

Sun Dial Farms LLC and certain of its affiliates are tenants on the Company’s Golden Eagle Ranch property.

Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. We caution investors that forward-looking statements are based on management’s beliefs and on assumptions made by, and information currently available to, management. When used, the words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “result”, and similar expressions which do not relate solely to historical matters are intended to identify forward-looking statements. These statements are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including, without limitation, the Company’s and  Buyers’ ability to satisfy closing conditions to the transactions described above as well as the performance of their obligations under the Purchase and Sale Agreements as well as other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. We expressly disclaim any responsibility to update our forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN FARMLAND COMPANY.
(Registrant)

Date: December 17, 2015	By:	/s/ Thomas S.T. Gimbel

Thomas S.T. Gimbel
Chief Executive Officer